UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 15, 2014

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 000-55092

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations

On April 15, 2014, the board of directors of Lipocine Inc. (the “Company”) approved the holding of its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) on Tuesday, June 10, 2014. The record date, time and location of the 2014 Annual Meeting will be as set forth in the Company’s proxy statement for the 2014 Annual Meeting.

Because the Company did not hold an annual meeting of stockholders in 2013, the Company has set a deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In order for a stockholder to submit any such proposal for inclusion in the Company’s proxy statement for the 2014 Annual Meeting, the proposal must be received by the Company’s Secretary at 675 Arapeen Drive, Suite 202, Salt Lake City, Utah 84108 no later than the close of business on April 26, 2014, which the Company considers to be a reasonable time before it begins to print and send its proxy materials for the 2014 Annual Meeting. Any such proposal must be in compliance with the rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	April 16, 2014	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer